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                                                                     EXHIBIT 2.3

                              AGREEMENT OF MERGER

                                  BY AND AMONG

              AVANT! CORPORATION, NATASHA MERGER CORPORATION, AND

                              META-SOFTWARE, INC.


          THIS AGREEMENT OF MERGER is dated as of ________________, 1996, by and among Avant! Corporation, a California corporation ("Avant!"), Natasha Merger Corporation, a California corporation and a wholly owned subsidiary of Avant! ("Sub") and Meta-Software, Inc., a California corporation ("Meta").

                                   RECITALS:
                                   --------

       A. The Boards of Directors of Meta, Avant! and Sub believe it is in the best interests of their respective corporations and the stockholders of their respective corporations that Meta and Sub combine into a single company through the statutory merger of Sub with and into Meta (the "Merger") and, in furtherance thereof, have approved the Merger.

       B. To effectuate the Merger, Meta, Sub and Avant! have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of August 22, 1996, whereby all of the outstanding shares of capital stock of Meta shall be converted into shares of Avant! Common Stock, $.0001 par value ("Avant! Common Stock"), at the rate set forth herein.

       C. Meta, Avant! and Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

       D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

       E. The parties intend for the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Topic Two.

       NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

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                                   ARTICLE I
                                   ---------

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) Sub
          ----------
shall be merged with and into Meta, the separate corporate existence of Sub shall cease and Meta shall continue as the surviving corporation. Meta as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time.  The Merger shall become effective at such time as
          --------------
this Agreement is filed with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of such filing being the "Effective Time").

     1.3  Effect of the Merger.  At the Effective Time, all the property,
          --------------------
rights, privileges, powers and franchises of Meta and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Meta and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Meta."

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  At the Effective Time, the directors of Sub
          ----------------------
shall be the initial directors of the Surviving Corporation and the officers of Sub shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II
                                   ----------

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                     CONSTITUENT CORPORATIONS; EXCHANGE OF
                       CERTIFICATES; SUPPLEMENTARY ACTION

     2.1  Effect on Capital Stock.  By virtue of the Merger and without any
          -----------------------
action on the part of Sub, Avant!, Meta or the holders of any of the following securities:

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     (a)  Conversion of Meta Common Stock.  At the Effective Time, each share of
          -------------------------------
Meta Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Meta Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.2 below)) will be canceled and extinguished and be converted automatically into the right to receive a fraction of a share of Avant! Common Stock (the "Exchange Ratio"), the numerator of which is equal to (i) 5,079,365, and the denominator of which is equal to (ii) the sum of the aggregate number of shares of Meta Common Stock issued and outstanding as of the Effective Time, and the aggregate number of shares of Meta Common Stock issuable upon exercise of all outstanding options and warrants outstanding as of the Effective Time.

     (b)  Cancellation of Meta Common Stock Owned by Avant! or Meta.  At the
          ---------------------------------------------------------
Effective Time, each share of Meta Common Stock owned by Avant! or any direct or indirect wholly owned subsidiary of Avant! or of Meta immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c)  Meta Stock Plans.  At the Effective Time, the Meta 1995 Equity
          ----------------
Incentive Plan, Meta 1995 Directors' Stock Option Plan, and the Meta 1992 Stock Option/Appreciation Plan, and all options to purchase Meta Common Stock then outstanding under such agreements and plans shall be assumed by Avant!. The Meta 1995 Equity Incentive Plan, Meta 1995 Directors' Stock Option Plan, and the Meta 1992 Stock Option/Appreciation Plan are sometimes collectively referred to herein as the "Meta Stock Plans."

     (d)  Meta 1995 Employee Stock Purchase Plan.  At the Effective Time, the
          --------------------------------------
Meta 1995 Employee Stock Purchase Plan (the "Meta ESPP") and all of the existing rights and obligations of Meta pursuant to the outstanding subscription rights thereunder shall be assumed by Avant!.

     (e)  Capital Stock of Sub.  At the Effective Time, each share of Common
          --------------------
Stock, no par value, of Sub ("Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (f)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be adjusted
          -----------------------------
to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Avant! Common Stock or Meta Common Stock), reorganization, recapitalization or other like change with respect to Avant! Common Stock or Meta Common Stock occurring after the date hereof and prior to the Effective Time.

     (g)  Fractional Shares.  No fraction of a share of Avant! Common Stock will
          -----------------
be issued, but in lieu thereof each holder of shares of Meta Common Stock who would otherwise be entitled to a fraction of a share of Avant! Common Stock (after aggregating all fractional shares of Avant! Common Stock to be received by such holder) shall receive from Avant! an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such

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fraction, multiplied by (ii) the average last sale price of a share of Avant!
Common Stock for the ten most recent days that Avant! Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on The Nasdaq National Market.

     2.2  Dissenters' Rights.  If, as of the Effective Time, holders of Meta
          -------------------
Common Stock have properly perfected and not forfeited dissenters' rights ("Dissenting Shares") in connection with the Merger under California Law, such Dissenting Shares shall not be converted into Avant! Common Stock but instead shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Law. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of California Law, becomes entitled to payment of the value of shares of Meta Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of a legal obligation, after the Effective Time, to deliver shares of Avant! Common Stock to any holder of shares of Meta Common Stock who shall have failed to make an effective payment demand or shall have lost his or her status as a Dissenting Shareholder, Avant! shall issue and deliver, upon surrender by such Dissenting Shareholder of his or her certificate or certificates representing shares of Meta Common Stock, the shares of Avant! Common Stock to which such Dissenting Shareholder is then entitled under Section 2.1(a) and cash in lieu of fractional shares pursuant to Section 2.1(g).

     2.3  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  Harris Trust Company of California shall act as
               --------------
exchange agent (the "Exchange Agent") in the Merger.

          (b)  Avant! to Provide Common Stock and Cash.  At or prior to the
               ---------------------------------------
Effective Time, Avant! shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Avant! may adopt, (i) the shares of Avant! Common Stock issuable pursuant to Section 2.1(a) in exchange for shares of Meta Common Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.1(g).

          (c)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
 Time, but no later than ten (10) business days thereafter, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Meta Common Stock, whose shares were converted into the right to receive shares of Avant! Common Stock (and cash in lieu of fractional shares) pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Avant! may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Avant! Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Avant!, together

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with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of record of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Avant! Common Stock and payment in lieu of fractional shares which such holder of record has the right to receive pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Meta Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than as provided in subsection (d) below, to evidence only the ownership of the number of full shares of Avant! Common Stock into which such shares of Meta Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.1.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions with respect to Avant! Common Stock with a record date after the Effective Time will be paid to the holder of record of any unsurrendered Certificate with respect to the shares of Avant! Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Avant! Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.3(d)) with respect to such shares of Avant! Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of Avant!
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Avant! or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Avant! Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Avant! or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.4  Supplementary Action.  If, at any time after the Effective Time, any
          --------------------
further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Meta or Sub or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of Meta and Sub, to execute and deliver any and all things necessary or proper to vest

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

or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                  ARTICLE III
                                  -----------

                       TERMINATION, AMENDMENT AND WAIVER

     3.1  Termination.  At any time prior to the Effective Time, whether before
          -----------
or after approval of the matters presented in connection with the Merger by the shareholders of Meta, this Agreement may be terminated:

          (a)  by mutual consent of Avant! and Meta;

          (b) by either Avant! or Meta, if the Effective Date shall not have occurred on or before December 31, 1996; provided that the right to terminate
                                         --------
this Agreement pursuant to this paragraph (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

     3.2  Amendment.  The boards of directors of the parties hereto may cause
          ---------
this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of this Agreement by the stockholders of Meta, Avant! or Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Meta Common Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Meta Common Stock or Avant! Common Stock.

     3.3  Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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

                                   ARTICLE IV
                                   ----------

                             APPROVAL OF AGREEMENT

          The respective Boards of Directors of each of Avant!, Meta and Sub have, by resolutions duly adopted and approved the Merger, this Agreement, and the Reorganization Agreement. The Stockholders of Avant!, Meta and Sub have, by resolutions duly adopted and approved the Merger, this Agreement, and the Reorganization Agreement in accordance with Delaware Law and California Law.


                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS

     5.1  Entire Agreement; Amendments.  This Agreement and the Reorganization
          ----------------------------
Agreement and the other writings and agreements referred to herein or therein or delivered pursuant thereto contain the entire understanding of the parties with respect to its subject matter. This Agreement and the Reorganization Agreement and such other writings and agreements referred to therein supersede all prior agreements and understandings between the parties with respect to their subject matter. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto, and any condition to a party's obligations hereunder may only be waived in writing by such party.

     5.2  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     5.3  Headings.  The section and paragraph headings contained in this
          --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.4  Assignments, Consents, etc.  After the Effective Time of the Merger,
          --------------------------
each of the constituent corporations, through such persons who were each respective constituent corporation's officers immediately prior to the Merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title in Meta to properties, assets and rights of Sub.

     5.5  Parties in Interest.  This Agreement shall be binding upon, inure to
          -------------------
the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party hereto without the consent of the other parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                              AVANT! CORPORATION,
                              a Delaware corporation

                              By:
                                 -----------------------------
                                 Name:
                                      ------------------------
                                 Title:
                                       -----------------------

                              By:
                                 -----------------------------
                                 Name:
                                      ------------------------
                                 Title:
                                       -----------------------


                              NATASHA MERGER CORPORATION,
                              a California corporation

                              By:
                                 -----------------------------
                                 Name:
                                      ------------------------
                                 Title:
                                       -----------------------

                              By:
                                 -----------------------------
                                 Name:
                                      ------------------------
                                 Title:
                                       -----------------------


                              META-SOFTWARE, INC.,
                              a California corporation

                              By:
                                 -----------------------------
                                 Name:
                                      ------------------------
                                 Title:
                                       -----------------------

                              By:
                                 -----------------------------
                                 Name:
                                      ------------------------
                                 Title:
                                       -----------------------